SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ATLANTIC  BANCGROUP, INC.
(Name of Registrant as Specified in its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials

☐
Check  box if any part of the fee is offset as provided by Exchange Act Rule  0-11 (a)(2)  and identify the filing for which the  offsetting fee was  paid  previously.  Identify  the  previous  filing by  Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On October 1, 2010, the following was mailed to Atlantic BancGroup, Inc. shareholders:

October 1, 2010

Dear Atlantic BancGroup Shareholder:

We recently mailed you proxy material in connection with our upcoming Special Meeting of Shareholders to be held on October 28th.  According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided.  If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the enclosed instructions.

Our Board of Directors unanimously recommends a “FOR” vote on all proposals, including approval of the Agreement and Plan of Merger dated May 10, 2010, as amended on September 20, 2010, and the transactions contemplated thereby including, among other things, the merger of Atlantic BancGroup with and into Jacksonville Bancorp, Inc. with Jacksonville Bancorp, Inc. remaining as the surviving entity.

Please disregard this letter if you already voted your shares.  Thank you for your cooperation and support.

Sincerely,

/s/ David L. Young

David L. Young
Corporate Secretary